UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2015

OXiGENE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 20, 2015, OXiGENE, Inc., a Delaware corporation (“OXiGENE”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors, pursuant to which OXiGENE agreed to sell, in a registered public offering (the “Offering”), units with an aggregate purchase price of $10 million and a per unit price of $1.7125 per unit. Each unit consists of one share of OXiGENE’s common stock, $0.01 par value per share (the “Common Stock”) and a warrant to purchase 0.5 shares of Common Stock (the “Warrants”). The Warrants have an exercise price of $1.7125 per share, shall be exercisable immediately and will expire five years from the date of issuance. The closing of the Offering is expected to occur on or about March 25, 2015, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

OXiGENE entered into a letter agreement with H.C. Wainwright & Co. (the “Placement Agent”), dated as of May 22, 2014 and amended as of March 19, 2015, pursuant to which the Placement Agent agreed to serve as the placement agent for OXiGENE in connection with the Offering. OXiGENE agreed to pay the Placement Agent a cash placement fee equal to 6.5% of the aggregate purchase price for the securities sold in the Offering, plus a non-accountable expense allowance equal to 1% of the gross proceeds of all securities sold in the Offering, not to exceed $50,000. The Placement Agent will also receive Warrants equal to 4% of the aggregate number of shares of Common Stock sold in the Offering (excluding shares of Common Stock that may be issued upon exercise of the Warrants included in the units), at an exercise price of $2.13 per share.

In connection with OXiGENE’s entry into the Purchase Agreement, OXiGENE will also enter into Amendment No. 9 to OXiGENE’s Stockholder Rights Agreement (“Amendment No. 9”) with American Stock Transfer & Trust Company, LLC (“AST”), dated as of March 24, 2005, as amended (the “Stockholder Rights Agreement”), in order to exempt the issuances of securities that will be issued to the purchasers under the Purchase Agreement from the operation of the Stockholder Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Warrant and Amendment No. 9 are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, which are incorporated herein by reference.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including, without limitation, unforeseen changes in the course of OXiGENE’s research and development activities and clinical trials; the satisfaction of the closing conditions to the Offering; the exercise of the Warrants, if issued; any increase in OXiGENE’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in OXiGENE’s periodic reports filed with the Securities and Exchange Commission. OXiGENE undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Amendment No. 9 to Stockholder Rights Agreement, by and between the Company and American Stock Transfer & Trust Company LLC.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of March 20, 2015, by and among OXiGENE, Inc. and the purchasers named therein.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OXiGENE, Inc.

Date: March 20, 2015	/s/ Dr. David Chaplin
	By:	Dr. David Chaplin
President and Chief Executive Officer